UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

PARABEL INC.

(Exact name of registrant as specified in charter)

Delaware	000-24836	33-0301060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 321-409-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On April 18, 2012, PA LLC (the “Company”), Parabel Inc.’s (“Parabel”) operating subsidiary, entered into a master framework agreement (the “Agreement”) with China Energy Conservation and Environment Protection Group (“CECEP”)—Chongquing Industry Co., Ltd., an absolute holding subsidiary of CECEP. The Agreement became effective on May 1, 2012 upon approval by the boards of directors of both parties. The Agreement provides for the construction and operation of a micro-crop scientific research program in Hainan Province, China and a framework, subject to the achievement of certain milestones, for the subsequent build-out of ten commercial-scale license units of approximately 5,000 hectares in a phased approach at locations to be determined around the world.

Certain of the terms and conditions of the Agreement are the subject of an application for confidential treatment that Parabel intends to submit to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARABEL INC.

Date: May 7, 2012	By:	/s/ Anthony John Phipps Tiarks
	Name:	Anthony John Phipps Tiarks
	Title:	Chief Executive Officer